Exhibit No. 1
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                             JOINT FILING AGREEMENT
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         The undersigned hereby consent to the joint filing by any of them of a
Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Liquid Audio, Inc. and hereby affirm that this Amendment No. 2 to Schedule 13D is being filed on behalf of each of the undersigned.




Dated: December 20, 2002                 JMB CAPITAL PARTNERS, L.P.
                                         By:  Smithwood Partners, LLC,
                                              General Partner



                                         By: /s/ Jonathan Brooks
                                         -------------------------------
                                         Jonathan Brooks,
                                         Title: Sole Member and Manager



Dated: December 20, 2002                 SMITHWOOD PARTNERS, LLC



                                         By: /s/ Jonathan Brooks
                                         -------------------------------
                                         Jonathan Brooks,
                                         Title: Sole Member and Manager


Dated: December 20, 2002

                                         /s/ Jonathan Brooks
                                         -------------------------------
                                         Name: Jonathan Brooks, individually